UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 18, 2021

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EMPIRE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-16653	73-1238709
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2200 S. Utica Place, Suite 150, Tulsa, Oklahoma   74114

(Address of Principal Executive Offices)       (Zip Code)

Registrant’s telephone number, including area code:   (539) 444-8002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	EMPR	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers.

New Board Members

Effective as of October 18, 2021, the Board of Directors of Empire Petroleum Corporation (the “Company”) increased the number of members serving on its Board of Directors from four to six and appointed Phil E. Mulacek and Benjamin J. Marchive II to serve on the Board of Directors to fill such newly created vacancies. Such appointments were made in connection with two agreements – the Securities Purchase Agreement and the Secured Convertible Note – as further described below.

Phil Mulacek has over 35 years of experience in oil and gas and liquid natural gas development. He founded InterOil Corporation and was its Chairman and Chief Executive Officer for approximately 14 years until he retired in 2013. Under his tenure, Mr. Mulacek led InterOil Corporation in the discovery of 1.6 billion barrels of oil equivalent in Papua New Guinea, and InterOil Corporation’s market cap increased from $10,000,000 to over $5,600,000,000, with its share price improving from US$0.50 while on the Australian Stock Exchange to over $109 per share on the New York Stock Exchange. More recently, Mr. Mulacek has been managing his private oil and gas investment company, Petroleum Independent & Exploration LLC f/n/a Petroleum Independent & Exploration Corporation, which he founded in 1981 (“PIE”), and its affiliates. He also currently serves as the Chief Investment Officer of Energy Evolution Master Fund, Ltd., which is focused on investing in oil and gas assets as well as companies that will benefit in the transition to a low-carbon and alternative energy economy (“Energy Evolution Ltd”). Mr. Mulacek has a Bachelor of Science in Petroleum Engineering from Texas Tech University.

Ben Marchive joined Cox Operating, LLC in 2018 as Vice President-Land after its merger with Energy XXI where he held a similar position. Mr. Marchive has over 17 years of oil and gas industry experience, the majority of which has been in the Gulf of Mexico and along the Gulf Coast. Mr. Marchive began his career at Apache Corporation in 2003 as a Landman working South Louisiana and Texas. Ben is active in several industry organizations, namely as a Board Member on the Outer Continental Shelf Advisory Board and the Louisiana Oil and Gas Board. Mr. Marchive graduated from the University of Louisiana – Lafayette with a Bachelor of Science in Business Administration in Professional Land and Resource Management.

As a non-employee director of the Company, each of Mr. Mulacek and Mr. Marchive will receive the same compensation provided to all non-employee members of the Company’s Board of Directors.

Securities Purchase Agreement

On August 6, 2020, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with PIE, pursuant to which PIE purchased 3,500,000 shares of the Company’s common Stock and warrants to purchase shares of the Company’s common stock. Pursuant to the Securities Purchase Agreement, the Company agreed to, among other things, take commercially reasonable efforts to cause (a) the appointment of one individual designated by PIE to serve on the Board of Directors of the Company after the exercise of the first warrant in full, and (b) the appointment of a second individual designated by PIE to serve on the Board of Directors of the Company after the exercise of the third warrant in full. Such warrants have been exercised in full. For further information concerning the Securities Purchase Agreement, see the Company’s Current Report on Form 8-K dated August 6, 2020, filed on August 11, 2020.

In accordance with the Securities Purchase Agreement, effective as of April 28, 2021, the Board of Directors of the Company increased the number of members serving on the Board of Directors from three to four, and appointed Mason Matschke to serve on the Board of Directors to fill the newly created vacancy. For more information regarding Mr. Matschke, see the Company’s Current Report on Form 8-K dated April 28, 2021, which was filed on April 29, 2021.

Secured Convertible Note

On May 14, 2021, Empire New Mexico LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, issued that certain Senior Secured Convertible Note due December 31, 2021 in the aggregate principal amount of $16,250,000 (the “Secured Convertible Note”) to Energy Evolution Ltd. In connection with the Secured Convertible Note, the Company agreed, among other things, to use commercially reasonable best efforts to cause (i) the number of members serving on the Company’s Board of Directors to be increased to six and (ii) an additional designee of Energy Evolution Ltd or its affiliate to be appointed to the Company’s Board of Directors. For further information concerning the Secured Convertible Note, see the Company’s Current Report on Form 8-K dated May 14, 2021, filed on May 20, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION
Date: October 20, 2021	By:	/s/ Michael R. Morrisett
Michael R. Morrisett President

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